Exhibit 99.3

Zynex Announces Proposed Secondary Public Offering of Common Stock

ENGLEWOOD, Colo., May 3, 2023 /PRNewswire/ -- Zynex, Inc. ("Zynex" or "the Company") (Nasdaq: ZYXI), today announced the commencement of an underwritten public offering of 2,000,000 shares of its common stock by Thomas Sandgaard, its Chief Executive Officer (the "Secondary Offering").  Mr. Sandgaard also intends to grant the underwriter a 30-day option to purchase up to an additional 300,000 shares of the Company's common stock. The Secondary Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Secondary Offering may be completed. Zynex will not receive any of the proceeds from the Secondary Offering and Zynex will bear the costs associated with the Secondary Offering, except for underwriting discounts and commissions.

Concurrently with the Secondary Offering, Zynex is offering to qualified institutional buyers $50.0 million aggregate principal amount of convertible senior notes due 2026 (the "Notes") in an offering exempt from registration under the Securities Act of 1933, as amended (the "Notes Offering"). Zynex also intends to grant the initial purchaser of the Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $7.5 million aggregate principal amount of Notes. The Secondary Offering is not contingent upon the consummation of the Notes Offering, and the Notes Offering is not contingent upon the consummation of the Secondary Offering.

RBC Capital Markets is acting as the sole book-running manager of the Secondary Offering.

The Secondary Offering will be made pursuant to the shelf registration statement on Form S-3 (File No. 333-232367) that was filed with the Securities and Exchange Commission (the "SEC") and became effective on July 3, 2019 (the "registration statement"). The Secondary Offering will be made only by means of a written prospectus and prospectus supplement that forms part of such registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the Secondary Offering have been filed with the SEC and are available on the SEC's website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, as well as the final prospectus supplement, when available, may also be obtained by contacting RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Zynex makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain Conformité Européenne marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, as well as our quarterly reports on Form 10-Q and our current reports on Form 8-K.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About Zynex

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals.

Contact: Zynex, Inc. (800) 495-6670
Investor Relations Contact:
Gilmartin Group
Investor Relations Counsel